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                                                                  Exhibit 23.1




                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S 8) pertaining to the Best Buy Co., Inc. Deferred Compensation Plan, as amended, of our report dated March 30, 1999, with respect to the consolidated financial statements of Best Buy Co., Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 27, 1999, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 15, 1999